UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________
Form 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 27, 2019
Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(Commission File No.)	(IRS Employer identification number)

1999 Bryan Street, Suite 1200, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On March 27, 2019, Jacobs Engineering Group Inc. (the “Company”) and certain of its subsidiaries, as borrowers, entered into a second amended and restated credit agreement (the "New Credit Agreement") with Bank of America, N.A. ("Bank of America"), as administrative agent, Bank of America, BNP Paribas (“BNP”) and Wells Fargo Bank N.A. (“Wells Fargo”), as co-syndication agents, and such banks and certain other U.S. domestic and international banks, as lenders.
The New Credit Agreement amends and restates that certain amended and restated credit agreement dated as of February 7, 2014, among the Company and certain of its subsidiaries as borrowers, and Bank of America, BNP, Wells Fargo and certain other U.S. domestic and international banks as lenders (the “Former Credit Agreement”). The maturity date of the New Credit Agreement is March 27, 2024.
The committed amount under the New Credit Agreement is $2,250,000,000, which may be increased by the Company and the lenders by $1,000,000,000 to $3,250,000,000. The loans under the New Credit Agreement will accrue interest at a eurocurrency rate plus a margin of between 0.875% and 1.500% or a base rate plus a margin of between 0% and 0.500%, depending on the Company's Consolidated Leverage Ratio.
The fees on the unused portion of the facility established under the New Credit Agreement will range from 0.080% to 0.200%, depending on the Company's Consolidated Leverage Ratio.
The New Credit Agreement further amends the Former Credit Agreement to, among other things, (a) eliminate the covenants restricting investments, joint ventures and acquisitions by the Company and its subsidiaries and (b) adjust the financial covenants to (i) increase the Consolidated Leverage Ratio test to 3.25:1.00 until the earlier of the closing of the ECR Disposition and the fiscal quarter ending December 31, 2019, and thereafter stepping down to 3.00 to 1.00 (subject to temporary increases to 3.50:1.00 following the closing of certain material acquisitions) and (ii) eliminate the net worth covenant upon the removal of the same covenant from the Company's existing Note Purchase Agreement dated March 12, 2018.
Capitalized terms used herein and not otherwise defined have the meanings given in the New Credit Agreement. The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the complete text of the New Credit Agreement, a copy of which is filed as exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

10.1
Second Amended and Restated Credit Agreement, dated March 27, 2019, by and among Jacobs Engineering Group Inc., certain of its subsidiaries party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Engineering Group Inc.

Date: March 27, 2019	By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President and Chief Financial Officer